Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2013

SECOND QUARTER RESULTS

Long Beach, Calif., September 6, 2012 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2013 second quarter ended July 31, 2012.

Fiscal Second Quarter 2013 vs. 2012 Results:

•	Revenues were $1,155.8 million, a decrease of 10.9 percent from $1,297.4 million.

•	Net revenues (revenues minus purchased transportation costs) were $406.1 million, a decrease of 8.4 percent from $443.4 million.

•	Net income attributable to UTi Worldwide Inc. was $18.9 million, or $0.18 per diluted share, compared to $22.9 million, or $0.22 per diluted share.

•	After-tax severance costs were $1.4 million, compared to $2.4 million.

•	Excluding severance costs, adjusted net income attributable to UTi Worldwide Inc. was $20.3 million, or $0.20 per diluted share, compared to $25.3 million, or $0.24 per diluted share.

•	The impact from currency translation reduced net income by approximately $0.03 per diluted share, compared to the fiscal 2012 second quarter.

•

All references to adjusted items and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “The anemic global economy and weak freight environment continued to weigh on results in our fiscal 2013 second quarter, which together with currency translation led to a 10.9 percent decline in revenues. Trends apparent throughout the industry in the first quarter continued into the second, with companies still favoring ocean freight over airfreight and lower weight per shipment. In addition, clients have become increasingly careful in their freight and logistics spending. Airfreight was once again impacted more than other modes, with tonnage falling 11 percent compared to the second quarter last year. Transportation rates in ocean freight have risen significantly this year, putting pressure on yields and net revenue per unit. Contract logistics and distribution was stable in the second quarter. Revenues in the segment were lower than the same period last year primarily due to currency effects, while operating income improved.”

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Kirchner continued, “Our transformation is expected to deliver long-term operating margin expansion, which will position the company well when the economic and freight environment improves. While we are optimistic on the long-term outlook, we see little to suggest that the trends that impacted results in the first half of fiscal 2013 will change in the second half of the year. While we don’t control external factors, we do remain vigilant in controlling costs and driving increased sales. The deployment of our new financial and freight forwarding operating system continues, and we remain on track to achieve our long-term operating margin goals.”

Revenues decreased 10.9 percent in the fiscal 2013 second quarter compared to the prior-year second quarter, primarily due to the impact of currency, lower pricing and weaker airfreight tonnage. These negative factors were partially offset by increased contract logistics and distribution activity in the Africa and Asia-Pacific regions. Net revenues fell 8.4 percent in the fiscal 2013 second quarter, primarily due to currency translation and lower airfreight volumes. On an organic basis, revenues decreased 3.3 percent, while net revenues increased 0.7 percent in the fiscal 2013 second quarter compared to the same period last year.

Operating expenses less purchased transportation costs were $373.0 million in the second quarter of fiscal 2013, compared to $403.7 million in the same period last year. Severance costs (before taxes) totaled $2.1 million in the fiscal 2013 second quarter, compared to $3.5 million in the second quarter of last year. Severance costs in both periods were primarily related to the company’s transformation activities.

Excluding severance costs from both periods, adjusted operating expenses less purchased transportation costs were $370.9 million in the fiscal 2013 second quarter, a decrease of 7.3 percent from $400.2 million in the same period last year, primarily due to currency effects. On an organic basis, adjusted operating expenses less purchased transportation costs increased 1.7 percent, compared to the same period last year.

Operating income in the fiscal 2013 second quarter was $33.0 million. Excluding the severance costs described above, adjusted operating income was $35.2 million, or 8.7 percent of net revenues. This compares to adjusted operating income in the year-ago second quarter of $43.2 million, or 9.7 percent of net revenues.

Investor Conference Call:

UTi management will host an investor conference call today, September 6, 2012, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2013 second quarter. Investment professionals are invited to participate in the live call by dialing 877-941-8609 (domestic) or 480-629-9692 (international) using conference ID 4559506. The call will be open to all interested

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investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through September 9, 2012, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4559506.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue growth, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to adjusted operating income and adjusted net income, each of which is adjusted to exclude severance costs as described above. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

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Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about the continuation of adverse trends for the remainder of fiscal 2013, the long-term outlook for the company and the industry, the company’s ability to control costs and increase sales in the near term, the ability of the company’s transformation to deliver long-term operating margin expansion and position the company well when the economic and freight environment improves, the status and timing of the company’s freight forwarding operating and finance systems, the company’s progress in achieving its long-term operating margin goals, and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in foreign exchange rates; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2012, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

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UTi Worldwide Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share amounts)

	Three months ended July 31,		Six months ended July 31,
	2012	2011	2012	2011
Revenues:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Airfreight forwarding	$370,394	$465,672	$751,534	$904,701
Ocean freight forwarding	304,899	320,696	589,606	602,274
Customs brokerage	30,414	33,082	58,680	63,335
Contract logistics	203,818	212,845	405,471	411,824
Distribution	146,514	139,741	295,402	269,094
Other	99,749	125,322	203,378	244,835

Total revenues	1,155,788	1,297,358	2,304,071	2,496,063

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	286,684	365,880	588,506	716,057
Ocean freight forwarding	253,210	266,618	487,715	500,853
Customs brokerage	1,336	1,206	2,779	2,760
Contract logistics	54,370	53,055	104,353	98,208
Distribution	102,225	95,391	199,232	183,250
Other	51,892	71,812	109,648	140,962

Staff costs	225,330	243,135	456,518	476,480
Depreciation	11,229	11,792	22,725	24,233
Amortization of intangible assets	3,160	4,773	6,402	8,228
Severance and other	2,124	3,483	3,824	8,332
Other operating expenses	131,198	140,472	265,799	278,166

Total operating expenses	1,122,758	1,257,617	2,247,501	2,437,529

Operating income	33,030	39,741	56,570	58,534
Interest expense, net	(2,494)	(3,867)	(5,302)	(8,091)
Other (expense)/income, net	(272)	223	(300)	399

Pretax income	30,264	36,097	50,968	50,842
Provision for income taxes	10,047	11,259	16,521	15,494

Net income	20,217	24,838	34,447	35,348
Net income attributable to noncontrolling interests	1,334	1,965	2,678	3,732

Net income attributable to UTi Worldwide Inc.	$18,883	$22,873	$31,769	$31,616

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.18	$0.22	$0.31	$0.31

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.18	$0.22	$0.31	$0.31

Number of weighted-average common shares outstanding used for per share calculations
Basic shares	103,609,889	102,660,019	103,323,012	102,389,521
Diluted shares	103,893,040	103,580,890	103,920,826	103,462,353

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UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2012	January 31, 2012
	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$262,761	$321,761
Trade receivables, net	941,052	947,480
Deferred income taxes	18,033	20,372
Other current assets	151,220	132,545

Total current assets	1,373,066	1,422,158

Property, plant and equipment, net	233,720	216,299
Goodwill and other intangible assets, net	537,081	534,237
Investments	963	1,108
Deferred income taxes	37,468	43,272
Other non-current assets	38,127	38,575

Total assets	$2,220,425	$2,255,649

LIABILITIES & EQUITY

Bank lines of credit	$102,713	$76,240
Short-term borrowings	967	1,019
Current portion of long-term borrowings	24,049	21,775
Current portion of capital lease obligations	11,852	13,768
Trade payables and other accrued liabilities	792,602	859,086
Income taxes payable	8,041	12,657
Deferred income taxes	4,722	1,927

Total current liabilities	944,946	986,472

Long-term borrowings, excluding current portion	238,854	231,204
Capital lease obligations, excluding current portion	14,736	15,845
Deferred income taxes	25,469	31,845
Other non-current liabilities	38,593	38,775

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	497,398	491,073
Retained earnings	529,221	503,675
Accumulated other comprehensive loss	(80,907)	(55,983)

Total UTi Worldwide Inc. shareholders’ equity	945,712	938,765
Non-controlling interests	12,115	12,743

Total equity	957,827	951,508

Total liabilities and equity	$2,220,425	$2,255,649

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UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended July 31,
	2012	2011
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$34,447	$35,348
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs	7,050	7,368
Depreciation	22,725	24,233
Amortization of intangible assets	6,402	8,228
Amortization of debt issuance costs	658	1,531
Deferred income taxes	3,274	1,650
Uncertain tax positions	(250)	337
Excess tax benefits from share-based compensation	(132)	(483)
Loss/(gain) on disposal of property, plant and equipment	37	(220)
Provision for doubtful accounts	449	2,736
Other	1,146	1,022
Net changes in operating assets and liabilities	(90,180)	(87,748)

Net cash used in operating activities	(14,374)	(5,998)

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(19,561)	(26,768)
Proceeds from disposal of property, plant and equipment	2,332	2,685
Purchases of software and other intangible assets	(15,576)	(15,085)
Net increase in other non-current assets	(1,016)	(4,786)
Other	116	(26)

Net cash used in investing activities	(33,705)	(43,980)

FINANCING ACTIVITIES:
Net borrowings/(repayments) under bank lines of credit	29,677	(72,520)
Net decrease in short-term borrowings	—	(2,333)
Proceeds from issuance of long-term borrowings	1,986	150,213
Repayment of long-term borrowings	(11,045)	(34,595)
Debt issuance costs	(1,098)	(2,153)
Repayment of capital lease obligations	(9,759)	(10,099)
Acquisition of non-controlling interests	—	(1,168)
Distribution to non-controlling interests and other	(2,433)	(183)
Ordinary shares settled under share-based compensation plans	(2,450)	(1,800)
Proceeds from issuance of ordinary shares	1,592	1,675
Excess tax benefit from share-based compensation	132	483
Dividends paid	(6,223)	(6,165)

Net cash provided by financing activities	379	21,355

Effect of foreign exchange rate changes on cash and cash equivalents	(11,300)	17,606

Net decrease in cash and cash equivalents	(59,000)	(11,017)
Cash and cash equivalents at beginning of period	321,761	326,795

Cash and cash equivalents at end of period	$262,761	$315,778

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UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$770,233	$385,555	$—	$1,155,788

Purchased transportation costs	583,504	166,213	—	749,717
Staff costs	107,602	108,863	8,865	225,330
Depreciation	4,043	6,647	539	11,229
Amortization of intangible assets	1,017	1,603	540	3,160
Severance and other	1,509	283	332	2,124
Other operating expenses	44,421	82,292	4,485	131,198

Total operating expenses	742,096	365,901	14,761	1,122,758

Operating income/(loss)	$28,137	$19,654	$(14,761)	33,030

Interest expense, net				(2,494)
Other expense, net				(272)

Pretax income				30,264
Provision for income taxes				10,047

Net income				20,217
Net income attributable to non-controlling interests				1,334

Net income attributable to UTi Worldwide Inc.				$18,883

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UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$901,752	$395,606	$—	$1,297,358

Purchased transportation costs	694,662	159,300	—	853,962
Staff costs	114,600	122,237	6,298	243,135
Depreciation	4,440	6,652	700	11,792
Amortization of intangible assets	1,125	2,958	690	4,773
Severance and other	2,124	612	747	3,483
Other operating expenses	50,986	85,066	4,420	140,472

Total operating expenses	867,937	376,825	12,855	1,257,617

Operating income/(loss)	$33,815	$18,781	$(12,855)	39,741

Interest expense, net				(3,867)
Other income, net				223

Pretax income				36,097
Provision for income taxes				11,259

Net income				24,838
Net income attributable to non-controlling interests				1,965

Net income attributable to UTi Worldwide Inc.				$22,873

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UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,531,781	$772,290	$—	$2,304,071

Purchased transportation costs	1,168,738	323,495	—	1,492,233
Staff costs	214,034	224,692	17,792	456,518
Depreciation	8,250	13,400	1,075	22,725
Amortization of intangible assets	2,071	3,251	1,080	6,402
Severance and other	2,176	1,109	539	3,824
Other operating expenses	91,025	166,035	8,739	265,799

Total operating expenses	1,486,294	731,982	29,225	2,247,501

Operating income/(loss)	$45,487	$40,308	$(29,225)	56,570

Interest expense, net				(5,302)
Other expense, net				(300)

Pretax income				50,968
Provision for income taxes				16,521

Net income				34,447
Net income attributable to non-controlling interests				2,678

Net income attributable to UTi Worldwide Inc.				$31,769

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UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,731,505	$764,558	$—	$2,496,063

Purchased transportation costs	1,339,912	302,178	—	1,642,090
Staff costs	224,267	238,950	13,263	476,480
Depreciation	8,828	14,046	1,359	24,233
Amortization of intangible assets	2,211	4,677	1,340	8,228
Severance and other	4,097	3,488	747	8,332
Other operating expenses	99,650	168,822	9,694	278,166

Total operating expenses	1,678,965	732,161	26,403	2,437,529

Operating income/(loss)	$52,540	$32,397	$(26,403)	58,534

Interest expense, net				(8,091)
Other income, net				399

Pretax income				50,842
Provision for income taxes				15,494

Net income				35,348
Net income attributable to non-controlling interests				3,732

Net income attributable to UTi Worldwide Inc.				$31,616

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UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2012
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)	Severance and Other
EMENA	$236,506	$60,048	$61,021	$33,524	$2,470	$1,199
Americas	195,208	205,008	48,648	90,263	9,809	499
Asia Pacific	224,247	18,533	49,197	12,008	13,353	50
Africa	114,272	101,966	27,863	83,547	22,159	44
Corporate	—	—	—	—	(14,761)	332

Total	$770,233	$385,555	$186,729	$219,342	$33,030	$2,124

	Three months ended July 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(loss)	Severance and Other
EMENA	$278,059	$58,595	$70,098	$38,810	$2,726	$2,189
Americas	203,413	217,147	50,778	101,979	11,950	299
Asia Pacific	290,524	16,544	57,517	10,062	18,900	248
Africa	129,756	103,320	28,697	85,455	19,020	—
Corporate	—	—	—	—	(12,855)	747

Total	$901,752	$395,606	$207,090	$236,306	$39,741	$3,483

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UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2012
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)	Severance and Other
EMENA	$480,851	$123,036	$119,185	$71,677	$1,930	$2,229
Americas	381,873	401,731	95,031	178,874	16,269	924
Asia Pacific	437,111	35,508	95,736	23,154	24,158	75
Africa	231,946	212,015	53,091	175,090	43,438	57
Corporate	—	—	—	—	(29,225)	539

Total	$1,531,781	$772,290	$363,043	$448,795	$56,570	$3,824

	Six months ended July 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating (Loss)/Income	Severance and Other
EMENA	$551,890	$115,066	$135,068	$76,835	$(845)	$5,987
Americas	379,470	419,872	96,387	201,352	15,676	1,350
Asia Pacific	548,112	29,590	105,688	18,912	32,704	248
Africa	252,033	200,030	54,450	165,281	37,402	—
Corporate	—	—	—	—	(26,403)	747

Total	$1,731,505	$764,558	$391,593	$462,380	$58,534	$8,332

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UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended July 31, 2012	Three months ended July 31, 2011
GAAP Revenues	$1,155,788	$1,297,358
Less: Purchased transportation costs	(749,717)	(853,962)

Net Revenues	$406,071	$443,396

GAAP Operating expenses	$1,122,758	$1,257,617
Less: Purchased transportation costs	(749,717)	(853,962)

Operating expenses less purchased transportation costs	373,041	403,655
Severance and other (1)(2)	(2,124)	(3,483)

Non-GAAP Operating expenses	$370,917	$400,172

GAAP Operating income	$33,030	$39,741
Severance and other (1)(2)	2,124	3,483

Non-GAAP Operating income	$35,154	$43,224

Percent of Net Revenues	8.7%	9.7%
GAAP Pretax income	$30,264	$36,097
Severance and other (1)(2)	2,124	3,483

Non-GAAP Pretax income	$32,388	$39,580

GAAP Provision for income taxes	$10,047	$11,259
Severance and other (1)(2)	705	1,086

Non-GAAP Provision for income taxes	$10,752	$12,345

GAAP Net income attributable UTi Worldwide Inc.	$18,883	$22,873
Adjustment for:
Severance and other (1)(2)	2,124	3,483
Income tax severance and other (3)	(705)	(1,086)

Non-GAAP Net income attributable UTi Worldwide Inc.	$20,302	$25,270

GAAP Diluted earnings per common share	$0.18	$0.22
Adjustment for:
Severance and other (1)(2)	0.03	0.03
Income tax severance and other (3)	(0.01)	(0.01)

Non-GAAP Diluted earnings per common share	$0.20	$0.24

(1)	During the three months ended July 31, 2012, the company recorded pre-tax severance of $2,124 primarily related to transformation activities.
(2)	During the three months ended July 31, 2011, the company recorded pre-tax severance of $3,483 primarily related to transformation activities.
(3)	The provisions for income tax adjustment related to the severance costs were calculated based on the prevailing tax rate in each jurisdiction.

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UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Six months ended July 31, 2012	Six months ended July 31, 2011
GAAP Revenues	$2,304,071	$2,496,063
Less: Purchased transportation costs	(1,492,233)	(1,642,090)

Net Revenues	$811,838	$853,973

GAAP Operating expenses	$2,247,501	$2,437,529
Less: Purchased transportation costs	(1,492,233)	(1,642,090)

Operating expenses less purchased transportation costs	755,268	795,439
Severance and other (4)(5)	(3,824)	(8,332)

Non-GAAP Operating expenses	$751,444	$787,107

GAAP Operating income	$56,570	$58,534
Severance and other (4)(5)	3,824	8,332

Non-GAAP Operating income	$60,394	$66,866

Percent of Net Revenues	7.4%	7.8%

GAAP Pretax income	$50,968	$50,842
Severance and other (4)(5)	3,824	8,332

Non-GAAP Pretax income	$54,792	$59,174

GAAP Provision for income taxes	$16,521	$15,494
Severance and other (4)(5)	1,240	2,539

Non-GAAP Provision for income taxes	$17,761	$18,033

GAAP Net income attributable UTi Worldwide Inc.	$31,769	$31,616
Adjustment for:
Severance and other (4)(5)	3,824	8,332
Income tax severance and other (6)	(1,240)	(2,539)

Non-GAAP Net income attributable UTi Worldwide Inc.	$34,353	$37,409

GAAP Diluted earnings per common share	$0.31	$0.31
Adjustment for:
Severance and other (4)(5)	0.03	0.07
Income tax severance and other (6)	(0.01)	(0.02)

Non-GAAP Diluted earnings per common share	$0.33	$0.36

(4)	During the six months ended July 31, 2012, the company recorded pre-tax severance of $3,824 primarily related to transformation activities.
(5)	During the six months ended July 31, 2011, the company recorded pre-tax severance and other charges totaling $8,332, which were comprised of $6,418 in severance costs related to transformation activities and $1,914 in severance and facility exit costs associated with the closure of certain underutilized contract logistics facilities in Europe.
(6)	The provisions for income tax adjustment related to the severance costs were calculated based on the prevailing tax rate in each jurisdiction.

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UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three months ended July 31, 2012. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.

Three months ended July 31, 2012:

	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items (7)(8)	Adjusted Organic Growth
Revenues	(11)%	8%	(3)%	—%	(3)%
Net revenues	(8)%	9%	1%	—%	1%
Operating expenses less purchased transportation costs	(8)%	9%	1%	1%	2%

(7)	During the three months ended July 31, 2012, the company recorded pre-tax severance of $2,124 primarily related to transformation activities.
(8)	During the three months ended July 31, 2011, the company recorded pre-tax severance of $3,483 primarily related to transformation activities.

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UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the six months ended July 31, 2012. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.

Six months ended July 31, 2012:

	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items (9)(10)	Adjusted Organic Growth
Revenues	(8)%	6%	(2)%	—%	(2)%
Net revenues	(5)%	7%	2%	—%	2%
Operating expenses less purchased transportation costs	(5)%	7%	2%	—%	2%

(9)	During the six months ended July 31, 2012, the company recorded pre-tax severance of $3,824 primarily related to transformation activities.
(10)	During the six months ended July 31, 2011, the company recorded pre-tax severance and other charges totaling $8,332, which were comprised of $6,418 in severance costs related to transformation activities and $1,914 in severance and facility exit costs associated with the closure of certain underutilized contract logistics facilities in Europe.

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